UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2019

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Indenture

On March 13, 2019, Huntsman Corporation’s wholly-owned subsidiary, Huntsman International LLC, as issuer (“HI”), issued $750,000,000 in aggregate principal amount of its 4.500% Senior Notes due 2029 (the “Notes”), pursuant to an indenture entered into on March 13, 2019 (the “Base Indenture”), by and between HI and Wilmington Trust, National Association (the “Trustee”), as supplemented by the Supplemental Indenture entered into on March 13, 2019, by and between HI and the Trustee (the “Supplemental Indenture”, together with the Base Indenture, the “Indenture”). The Notes were sold pursuant to an Underwriting Agreement by and among HI, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named in Schedule A thereto.

The Notes are general unsecured senior obligations of HI. Interest on the Notes will accrue from March 13, 2019 and will be payable on May 1 and November 1 of each year, beginning November 1, 2019, at a rate of 4.500% per year. The Notes mature on May 1, 2029.

The Indenture imposes certain limitations on the ability of HI and its subsidiaries to, among other things, incur additional indebtedness secured by any principal properties, enter into sale and leaseback transactions with respect to any principal properties and consolidate or merge with or into any other person or lease, sell or transfer all or substantially all of its properties and assets.

HI may redeem the Notes in whole or in part at any time prior to February 1, 2029 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest. HI may redeem the Notes in whole or in part on or after February 1, 2029 at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest.

Upon the occurrence of certain change of control repurchase events, holders of the Notes will have the right to require that HI purchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

The foregoing does not constitute a complete summary of the terms of the Indenture.  The description of the terms of the Indenture is qualified in its entirety by reference to the Base Indenture and Supplemental Indenture, which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are being filed as part of this report:

Exhibit Number	Description
4.1	Indenture, dated as of March 13, 2019, by and between Huntsman International LLC and Wilmington Trust, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of March 13, 2019, by and between Huntsman International LLC and Wilmington Trust, National Association, as trustee.
4.3	Form of 4.500% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.2)
5.1	Opinion of Kirkland & Ellis LLP
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

BY:	/s/ Claire Mei
Claire Mei
Vice President and Treasurer

Date: March 13, 2019

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